                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                              State or OtherJurisdiction
      Subsidiaries                                 of Incorporation
      ------------                            --------------------------
      The Anchor Bank                               South Carolina
      Anchor Automated Services, Inc.               South Carolina
      Marion National Investment Corporation        South Carolina